Exhibit 2(b)

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

c/o InfraREIT, Inc.
1900 North Akard Street

Dallas, Texas  75201

November 9, 2017

Oncor Electric Delivery Company LLC

1616 Woodall Rogers Freeway

Dallas, Texas  75202

Attention:  Allen Nye, Kevin Fease and Mike Davitt

Re:Amendment to Merger Agreement Regarding 2017 Ad Valorem and Property Taxes

This Amendment (“Amendment”) to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2017, by and among Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (“SDTS”), Sharyland Utilities, L.P., a Texas limited partnership (“SU”), SU AssetCo, L.L.C., a Texas limited liability company (“SU AssetCo”), Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), Oncor AssetCo LLC, a Texas limited liability company (“Oncor AssetCo”) and, upon its execution of a joinder thereto SDTS AssetCo, L.L.C., a Texas limited liability company (“SDTS AssetCo”), is being entered into among the parties that are signatories hereto in order to confirm the agreement among the parties relating to the treatment of ad valorem and property Taxes.

Terms used, but not defined, in this Amendment shall (unless otherwise provided in this Amendment) have the meaning set forth in the Merger Agreement.

In consideration of the respective obligations of the parties hereto set forth in the Merger Agreement and this Amendment, the receipt and sufficiency of which is acknowledged by each of the parties, it is hereby agreed as follows:

1.Oncor Working Capital Package.  The parties acknowledge and agree that the amount of the Oncor Net Working Capital Estimate pursuant to Section 1.05(d) of the Merger Agreement and the Net Book Value of the Oncor Working Capital Package as finally determined pursuant to Section 1.06 of the Merger Agreement shall each be equal to $0.

2.SU Working Capital Package.  With respect to the SU Working Capital Package, the parties acknowledge and agree that:

(a)The definition of “SU Working Capital Package” as set forth in the Merger Agreement shall be deemed amended to read as follows:

“SU Working Capital Package” means an amount (that may be positive or negative) equal to (a) a positive amount equal to the liability for ad valorem and property Taxes attributable to the SDTS Assets for the portion of 2017 beginning the day after the Closing Date, plus (b) a positive amount equal to the liability for ad valorem and property Taxes attributable to the SU Assets  for the portion of 2017 beginning the day after the Closing Date, minus (c) the liability for ad valorem and property Taxes attributable to the Oncor T Assets for the portion of 2017 beginning the day after the Closing Date, in each case determined in the manner set forth in

Section 11.01(e) of the Merger Agreement.  To the extent the actual amount of an ad valorem or property Tax is not known at the time adjustments are to be made pursuant to Section 2.04, the Parties shall utilize the most recent information available in estimating the amount of such Tax for purposes of such adjustment.

(b)Oncor delivered a statement of the amount referenced in clause (c) in the definition of “SU Working Capital Package” in connection with the delivery of its Estimated Closing Statement to SDTS.  Oncor shall deliver a statement of the proposed final amount with respect to the amount referenced in clause (c) in the definition of “SU Working Capital Package” in connection with its delivery of the Final Oncor AssetCo Statement.  SU shall have the opportunity to challenge such amount pursuant to the procedures set forth in Section 1.06(c) through 1.06(f), mutatis mutandis, and the applicable party shall pay any adjustment resulting therefrom.

(c)The SU Net Working Capital Estimate and the Net Book Value of the SU Working Capital Package as finally determined pursuant to Section 2.04 of the Merger Agreement shall be determined by applying the revised definition of “SU Working Capital Package”.

3.Filing of Tax Returns Relating to and Payment of 2017 Ad Valorem and Property Taxes.  With respect to the filing of Tax Returns relating to, and the payment of, 2017 ad valorem and property Taxes, the parties acknowledge and agree that:

(a)Notwithstanding anything in Section 11.02(a) of the Merger Agreement to the contrary, (i) SU shall prepare or cause to be prepared all 2017 ad valorem and property Tax Returns which are required to be filed under applicable Law after the Closing Date and relate to the SU Assets and the SDTS Assets, (ii) SU shall pay to the applicable Taxing Authority the amount of Taxes reflected on all such Tax Returns on or prior to the due date thereof, (iii) Oncor shall reimburse SU for an amount equal to any Taxes shown as due on such Tax Returns for which Oncor is responsible under Section 11.01(a)(iii) and Section 11.01(b)(i) of the Merger Agreement, which reimbursement to SU shall be made within 10 days after the payment by SU of such Taxes, and (iv) SU shall reimburse Oncor to the extent that (x) the amount of ad valorem and property Taxes that are taken into account as a positive adjustment to the Net Book Value of the SU Working Capital Package as finally determined pursuant to clause (a) or clause (b) of the definition of the SU Working Capital Package exceeds (y) the actual amount of ad valorem and property Taxes for which Oncor is responsible under Section 11.01(a)(iii) and Section 11.01(b)(i) of the Merger Agreement.

(b)Notwithstanding anything in Section 11.02(b) of the Merger Agreement to the contrary, (i) Oncor shall prepare or cause to be prepared all 2017 ad valorem and property Tax Returns which are required to be filed under applicable Law after the Closing Date and relate to the Oncor T Assets, (ii) Oncor shall pay to the applicable Taxing Authority the amount of Taxes reflected on all such Tax Returns on or prior to the due date thereof, (iii) SU shall reimburse Oncor for an amount equal to any Taxes shown as due on such Tax Return for which SDTS is responsible under Section 11.01(c)(iii) of the Merger Agreement which reimbursement to Oncor shall be made within 10 days after the payment by Oncor of such Taxes and (iv) Oncor shall reimburse SU to the extent that (x) the amount of ad valorem and property Taxes that are taken into account as a negative adjustment to the Net Book Value of the SU Working Capital Package as finally determined pursuant to clause (c) of the definition of the SU Working Capital Package exceeds (y) the actual amount of ad valorem and property Taxes for which SDTS is responsible under Section 11.01(c)(iii) of the Merger Agreement.

4.Modifications to Sections 11.01(a), 11.01(c) and 11.01(d).  With respect adjustments to liabilities for ad valorem and property Taxes under Section 11.01(a),  Section 11.01(c) and Section 11.01(d) of the Merger Agreement, the parties acknowledge and agree as follows:

(a)Notwithstanding Section 11.01(a) of the Merger Agreement, Oncor shall have no liability to SDTS or SU for ad valorem and property Taxes that are taken into account as a positive adjustment to the Net Book Value of the SU Working Capital Package as finally determined pursuant to clause (a) or clause (b) of the definition of the SU Working Capital Package.

(b)Notwithstanding Section 11.01(c) or Section 11.01(d) of the Merger Agreement, neither SDTS nor SU shall have any liability to Oncor for ad valorem and property Taxes that are taken into account as a negative adjustment to the Net Book Value of the SU Working Capital Package as finally determined pursuant to clause (c) of the definition of the SU Working Capital Package.

5.Amendment of Merger Agreement.  The Merger Agreement shall be deemed amended so as to be consistent with the foregoing provisions of this Amendment.

6.Governing Law.  This Amendment shall be governed by the laws of the State of Texas applicable to agreements made wholly within such state, without regard to any conflict of law provisions thereof that might require the application of the laws of a different jurisdiction.

7.Counterparts.  This Amendment may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement.

If the foregoing is agreeable to you, please so indicate by placing your signature in the appropriate space set forth below.

Very truly yours,

SDTS:

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
	Name:	Brant Meleski
	Title:	Senior Vice President and Chief
Financial Officer

SU:

SHARYLAND UTILITIES, l.p.

By:	/s/ Greg Wilks
	Name:	Greg Wilks
	Title:	Chief Financial Officer

sDTS assetco:

SDTS ASSETCO, L.L.C.

By:	/s/ Brant Meleski
	Name:	Brant Meleski
	Title:	Senior Vice President and Chief Financial Officer

su assetco:

SU ASSETCO, L.L.C.

By:	/s/ Greg Wilks
	Name:	Greg Wilks
	Title:	Chief Financial Officer

Accepted, acknowledged and agreed to as of the

date first above written:

ONCOR:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ David M. Davis
	Name:	David M. Davis
	Title:	Senior Vice President and Chief
Financial Officer

oncor assetco:

ONCOR ASSETCO LLC

By: ONCOR ELECTRIC DELIVERY COMPANY LLC,
its sole member

By:	/s/ David M. Davis
	Name:	David M. Davis
	Title:	Senior Vice President and Chief
Financial Officer